GLADSTONE CAPITAL CORPORATION 1521 WESTBRANCH DRIVE, SUITE 100 MCLEAN, VA 22102
SCAN TO VIEW MATERIALS & VOTE Proxy Card For Common Stockholders VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLAD2023SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed inthe box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V22973-S73389
KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLADSTONE CAPITAL CORPORATION
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
1. To approve a new investment advisory agreement between Gladstone Capital Corporation (the “Company”) and Gladstone Management Corporation, the investment adviser to the Company.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
V22974-S73389 GLADSTONE CAPITAL CORPORATION Special Meeting of Stockholders [TBD], 2023 -10:30 a.m. Eastern Time This proxy is solicited by the Board of Directors PROXY FOR COMMON SHARES
The undersigned hereby appoints Nicole Schaltenbrand and Michael LiCalsi, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2023 Special Meeting of Stockholders of Gladstone Capital Corporation to be held virtually at www.virtualshareholdermeeting.com/GLAD2023SM, on [TBD], 2023 at 10:30 a.m. Eastern Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this proxy will be voted in favor of the proposal 1 as more speci?cally described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith. Continued and to be signed on reverse side